                                                                       Exhibit 6


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:   Form S-6 Registration Statement
      CG Variable Life Insurance Separate Account A
      (the "Separate Account")
      File No. 33-60967


Ladies and Gentlemen:


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in the Prospectus constituting part of this Post-Effective Amendment No. 4 to the Registration Statement of the CG Variable Life Insurance Separate Account A on Form S-6 of our report dated February 9, 1999 relating to the consolidated financial statements of Connecticut General Life Insurance Company, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


Sincerely,


/S/


PricewaterhouseCoopers LLP
Hartford, Connecticut
May 7, 1999